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                                                                      EXHIBIT 11

                         SCIENTIFIC GAMES HOLDINGS CORP.
                        COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands except per share data)






                                                 Three-month period         Nine-month period
                                                 ended September 30,       ended September 30,
                                                 1997          1996         1997         1996
                                                 ----          ----         ----         ----

Net earnings ............................      $  5,030       $ 5,894      $ 3,864      $13,214

ADD:  R&D and Pull-tab product line
  write-offs (credit), net of tax .......          (374)            0       12,128            0
                                               --------       -------      -------      -------

Net earnings excluding write-offs .......         4,656         5,894       15,992       13,214
                                               ========       =======      =======      =======

Weighted average Common stock
outstanding .............................        11,909        12,472       12,072       12,870

Effect of common stock equivalents (stock
  options), at average market price .....           378           519          410          623
                                               --------       -------      -------      -------

         Total ..........................        12,287        12,991       12,482       13,493
                                               ========       =======      =======      =======

Net earnings per common share ...........      $   0.41       $  0.45      $  0.31      $  0.98
                                               ========       =======      =======      =======

Pro forma net earnings per common share,
 excluding write-offs ...................      $   0.38       $  0.45      $  1.28      $  0.98
                                               ========       =======      =======      =======
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